As filed with the Securities and Exchange Commission on March 24, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLECTIS S.A.

(Exact name of registrant as specified in its charter)

France	2836	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Cellectis S.A.

8, rue de la Croix Jarry

75013 Paris, France

+33 1 81 69 16 00

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Boris Dolgonos, Esq.	Renaud Bonnet, Esq.	B. Shayne Kennedy, Esq.
Jones Day	Jones Day	Thomas E. Mitchell, Esq.
222 East 41st Street	2, rue Saint-Florentin	Latham & Watkins LLP
New York, NY 10017	75001 Paris, France	650 Town Center Drive, Suite 2000
(212) 326-3939	+33 1 5659-3939	Costa Mesa, CA 92626
(714) 540-1235

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-202205

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee
Ordinary Shares, €0.05 nominal value per share(1)(2)(4)	862,500	$41.50	$35,793,750	$4,160

(1)	The 862,500 ordinary shares being registered in this Registration Statement are in addition to the 5,462,500 ordinary shares registered pursuant to Registrant’s Registration Statement on Form F-1 (File No. 333-202205).
(2)	Includes 112,500 ordinary shares which the underwriters have the option to purchase.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(4)	American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6. Each ADS represents one ordinary share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed by Cellectis S.A. (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 and General Instruction V of Form F-1. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form F-1, as amended (File No. 333-202205), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on March 24, 2015 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement.

The Registrant hereby certifies that its agent (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on March 25, 2015), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than March 25, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits.

All exhibits filed with or incorporated by reference in the Initial Registration Statement (File No. 333-202205) are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description of Exhibit

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young et Autres

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Initial Registration Statement on Form F-1 (File No. 333-202205))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on March 24, 2015.

CELLECTIS

By:	/s/ André Choulika
André Choulika
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Signature	Title

* André Choulika	Chief Executive Officer, Chairman of the Board and Co- Founder (Principal Executive Officer)

* Thierry Moulin	Chief Financial Officer (Principal Financial and Accounting Officer)

* Mathieu Simon	Director, Executive Vice President, Chief Operating Officer

* David Sourdive	Director, Executive Vice President, Corporate Development and Co-Founder

* Alain Godard	Director

* Pierre Bastid	Director

* Laurent Arthaud	Director

* Annick Schwebig	Director

Donald Puglisi, Authorized Representative in the United States

By:	*

*By:	/s/ Marie-Bleuenn Terrier	Attorney-in-Fact
Marie-Bleuenn Terrier

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young et Autres

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Initial Registration Statement on Form F-1 (File No. 333-202205))